As filed with the Securities and Exchange Commission on February 15, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

RAFAEL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	26-3199071
(State or other jurisdiction of	(I.R.S. Employer
Incorporation or organization)	Identification Number)

520 Broad Street

Newark, NJ 07102

(212) 658-1450

(Address, including zip code; telephone number, including area code of registrant’s principal executive offices)

William Conkling

Chief Executive Officer

Rafael Holdings, Inc.

520 Broad Street

Newark, NJ 07102

(212) 658-1450

(Name, address, including zip code; telephone number, including area code of agent for service)

Copies to:

Dov T. Schwell, Esq.

Schwell Wimpfheimer & Associates LLP

37 W. 39th Street, Suite 505

New York, NY 10018

(646) 328-0795

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by the registrant.

If the only securities to be offered on this Form are being offered pursuant to dividend or reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer ☐	Accelerated Filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED February 15, 2022

PROSPECTUS

Rafael Holdings, Inc.

2,833,425

Shares of Class B Common Stock

The selling stockholders identified in this prospectus may sell, resell or otherwise dispose of up to 2,833,425 shares of our Class B common stock, par value $0.01 per share.  We are not offering any shares of Class B common stock under this prospectus and will not receive any proceeds from the sale or other disposition of the shares covered hereby.

The selling stockholders may, from time to time, sell, resell, transfer or otherwise dispose of the shares or interests therein on any stock exchange, market or trading facility on which the shares are traded or in private transactions at fixed prices, at market prices prevailing at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The selling stockholders will bear all fees, discounts, concessions or commissions, if any, of broker-dealers or agents in connection with the offering of the shares by the selling stockholders. See “Plan of Distribution” beginning on page 12 of this prospectus for more information about how the selling stockholders may sell their shares of Class B common stock.

Our Class B common stock is listed on the NYSE under the symbol “RFL”. On February 14, 2022, the last reported sale price for our Class B common stock was $3.70 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing on any securities market or other exchange of the securities, if any, covered by the prospectus supplement.

Investing in our securities involves risks. See “Risk Factors” beginning on page 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 15, 2022.

i

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or SEC. Under the registration statement, the selling stockholders may sell, at any time and from time to time, in one or more offerings, up to 2,833,425 shares of Class B common stock. You should read this prospectus together with the information incorporated herein by reference as described under the heading “Where You Can Find Additional Information.”

You should only rely on the information contained or incorporated by reference in this prospectus or the registration statement of which it forms a part. No person has been authorized to give any information or make any representations other than those contained or incorporated by reference in this prospectus in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us or the selling stockholders.

You should read the entire prospectus, as well as the documents incorporated by reference into this prospectus before making an investment decision. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein is correct as of any date subsequent to the date hereof. You should assume that the information appearing in this prospectus or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

As used in this prospectus, “Rafael Holdings, Inc.,” “Rafael,” “the Company,” “we,” “our,” “ours,” and “us” refer to Rafael Holdings, Inc. and its consolidated subsidiaries.

SUMMARY

This summary highlights selected information from this prospectus and the documents incorporated herein by reference and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, including the risks of investing in our securities discussed under “Risk Factors” beginning on page 5 of this prospectus, the information incorporated herein by reference, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part. All references in this prospectus to “we,” “us,” “our,” “Rafael,” “Rafael Holdings, Inc.”, the “Company” and similar designations refer to Rafael Holdings, Inc. and its consolidated subsidiaries, unless otherwise indicated or as the context otherwise requires.

Our Business

Rafael Holdings, Inc. (NYSE-RFL), (“Rafael Holdings” or the “Company”), a Delaware corporation, focused on discovering and developing novel cancer and immune metabolism therapies with the potential to improve and extend the lives of patients. The Company also owns commercial real estate assets, which it operates as a separate line of business.

The Company has an investment in Rafael Pharmaceuticals Inc., or Pharma, that includes preferred and common equity interests and a warrant to purchase additional equity. On June 17, 2021, the Company entered into a merger agreement (the “Merger Agreement”) to acquire full ownership of Pharma in exchange for issuing Company Class B common stock to the other stockholders of Pharma. On October 28, 2021, the Company announced that the AVENGER 500 Phase 3 clinical trial for CPI-613® (devimistat), Pharma’s lead product candidate, did not meet its primary endpoint of significant improvement in overall survival in patients with metastatic adenocarcinoma of the pancreas, and following a pre-specified interim analysis, the independent data monitoring committee for the ARMADA 2000 Phase 3 study for devimistat has recommended the trial to be stopped due to a determination that it was unlikely to achieve the primary endpoint (the “Data Events”). In connection with the preparation of the Company’s first quarter financial statements, U.S. GAAP required that the Company assess the impact of the Data Events and determine whether the carrying values of the Company’s assets were impaired based upon the Company’s expectations to realize future value. In light of Data Events, the Company concluded that currently the likelihood of further development of and prospects for CPI-613 is uncertain and has fully impaired the value of its loans, receivables, and investment in Pharma based upon its valuation of Pharma.

On February 2, 2022, the Company delivered a letter to Pharma pursuant to which the Company terminated the Merger Agreement pursuant to each of Sections 9.1(b), 9.1(d), and 9.1(f) of the Merger Agreement, effective immediately.

As of October 31, 2021, based on information available to the Company, the Company and its subsidiaries held capital stock of Pharma representing 51% of the outstanding capital stock of Pharma and 41% on a fully diluted basis (excluding the remainder of a warrant held by the Company to acquire shares of Pharma and other interests held by the Company that may be convertible into equity securities of Pharma).

The Company may seek to enter into discussions with Pharma regarding the relationship between the Companies in light of the termination of the Merger Agreement.

In 2019, the Company established Barer Institute (“Barer”), as an early-stage small molecule research institute focused on developing a pipeline of novel therapeutic compounds, including compounds to regulate cancer metabolism with potentially broader application in other indications beyond cancer. Barer is led by a team of scientists and academic advisors considered to be among the leading experts in cancer metabolism, chemistry, and drug development. In addition to its own internal discovery efforts, Barer is pursuing collaborative research agreements and in-licensing opportunities with leading scientists from top academic institutions. Farber Partners, LLC (“Farber”) was formed to support agreements with Princeton University’s Office of Technology Licensing for technology from the laboratory of Professor Joshua Rabinowitz, in the Department of Chemistry, Princeton University, including an exclusive worldwide license to its SHMT (serine hydroxymethyltransferase) inhibitor program. The Company also holds a majority equity interest in LipoMedix Pharmaceuticals Ltd. (“LipoMedix”), a clinical stage oncological pharmaceutical company based in Israel. In addition, the Company has recently initiated efforts to develop other early stage pharmaceutical ventures including Levco Pharmaceuticals Ltd. (“Levco”), an Israeli company, established to partner with Dr. Alberto Gabizon and a leading institution in Israel on the development of novel compounds for cancer.

The Company’s commercial real estate holdings consist of a building at 520 Broad Street in Newark, New Jersey that serves as headquarters for the Company and certain other entities and hosts other tenants and an associated 800-car public garage, and a portion of a building in Israel.

Risks and Uncertainties - COVID-19

In December 2019, a novel strain of coronavirus, SARS-CoV, which causes COVID-19, has proved to be highly contagious. It has since spread extensively throughout the world, including the United States, and was declared a global pandemic by the World Health Organization in March 2020. The Company actively monitors the outbreak, including the spread of new variants of interest, and its potential impact on the Company’s operations and those of the Company’s holdings.

The pandemic’s impacts on the Company’s and its affiliates’ operations and specifically the ongoing clinical trials of the Company’s pharmaceutical holdings have been actively managed by respective pharmaceutical management teams who have worked closely with the appropriate regulatory agencies to continue clinical trial activities with as minimal impact as possible including receiving waivers for certain clinical trial activities from the respective regulatory agencies to continue the studies.

Even with growing availability of testing and vaccines, there remains a general degree of uncertainty in the national commercial real estate market based on the COVID-19 pandemic. As a result, there remains a potential impact to the value of the Company’s real estate portfolio as well as efforts to monetize those assets.

The Company has implemented a number of measures to protect the health and safety of the Company’s workforce including a voluntary work-from-home policy for the Company’s workforce who can perform their jobs from home as well as restrictions on discretionary business travel.

Due to both known and unknown risks, including quarantines, closures and other restrictions resulting from the outbreak, operations and those of the Company’s holdings may be adversely impacted. Additionally, due to the evolving nature to the COVID-19 situation, the Company cannot reasonably assess or predict at this time the full extent of the negative impact that the COVID-19 pandemic may have on the Company’s business, financial condition, results of operations and cash flows. The impact will depend on future developments such as the ultimate duration and the severity of the spread of the COVID-19 pandemic in the U.S. and globally, the effectiveness of federal, state, local and foreign government actions on mitigation and spread of COVID-19, the pandemic’s impact on the U.S. and global economies, changes in the Company’s customers’ behavior emanating from the pandemic and how quickly the Company can resume our normal operations, among others. In addition, a recession, depression, or other sustained adverse market event resulting from the spread of the coronavirus could materially and adversely affect our business and the value of our common shares. For all these reasons, the Company may incur expenses or delays relating to such events outside of the Company’s control, which could have a material adverse impact on the Company’s business, and the Company will continue to monitor the situation closely.

Financing

On August 19, 2021, the Company entered into a Securities Purchase Agreement (the “Institutional Purchase Agreement”) with the purchasers named therein (the “Institutional Investors”) and a Securities Purchase Agreement (the “Jonas Purchase Agreement,” together with the Institutional Purchase Agreement, the “Purchase Agreements”) with I9Plus, LLC, an entity affiliated with Howard S. Jonas, the Chairman of the board of directors of the Company (together with the Institutional Investors, the “Investors”).

Pursuant to the Institutional Purchase Agreement, the Company agreed to sell an aggregate of 2,833,425 shares (the “Institutional Shares”) of its Class B common stock to the Institutional Investors, at a purchase price equal to $35.00 per share, for aggregate gross proceeds of approximately $99.2 million, before deducting placement agent fees and other offering expenses (the “Institutional PIPE”). Pursuant to the Jonas Purchase Agreement, the Company agreed to sell to I9Plus, LLC an aggregate of 112,561 shares of Class B Common Stock (the “Jonas Shares,” together with the Institutional Shares, the “Shares”) at a purchase price equal to $44.42 per share, which was equal to the closing price of a share of the Class B Common Stock on the New York Stock Exchange on August 19, 2021 (the “Jonas PIPE,” together with the Institutional Offering, the “PIPEs”). The Jonas PIPE resulted in additional aggregate gross proceeds to the Company of approximately $5.0 million.

The closing of the PIPEs occurred on August 24, 2021.

The Offering

The selling stockholders named in this prospectus may offer and sell up to 2,833,425 shares of our Class B common stock, par value $0.01 per share. Our Class B common stock is currently listed on The New York Stock Exchange under the symbol “RFL.” Shares of our Class B common stock that may be offered under this prospectus will be fully paid and non-assessable. We will not receive any of the proceeds of sales by the selling stockholders of any of the Class B common stock covered by this prospectus. Throughout this prospectus, when we refer to the shares of our Class B common stock being registered on behalf of the selling stockholders for offer and sale, we are referring to the shares that are being registered for resale by the selling stockholders pursuant to the terms of the Institutional Purchase Agreement and Registration Rights Agreement with the Institutional Investors, dated August 19, 2021 (the “Registration Rights Agreement”). The Registration Rights Agreement provides that the Company will file a registration statement with the Securities and Exchange Commission within 30 days after the earlier of (i) the date of the closing of the Merger Agreement, and (ii) the date the Merger Agreement is terminated in accordance with its terms (the “Initiation Date”), for purposes of registering the resale of the Institutional Shares. When we refer to the selling stockholders in this prospectus, we are referring to the holder of registration rights under the Purchase Agreement. See “Selling stockholders” beginning on page 9 of this prospectus.

Class B Common Stock

The selling shareholders may offer to sell shares of our Class B common stock, par value $0.01 per share. Holders of our Class B common stock are entitled to receive dividends as our board of directors may declare from time to time out of legally available funds, subject to the preferential rights of the holders of any shares of our preferred stock that are outstanding or that we may issue in the future. Currently, we do not have any issued and outstanding preferred stock. Each holder of our Class B common stock is entitled to one tenth of one vote per share. In this prospectus, we provide a general description of, among other things, our dividend policy and the rights and restrictions that apply to holders of our Class B common stock. Our Class B common stock is described in greater detail in this prospectus under “Description of Capital Stock — Class B Common Stock.”

RISK FACTORS

Investment in our securities involves risks. Prior to making a decision about investing in our securities, you should consider carefully all of the information included and incorporated by reference or deemed to be incorporated by reference in this prospectus or the applicable prospectus supplement, including the risk factors incorporated by reference herein from our Form 10-K for the fiscal year ended July 31, 2021, as updated by annual, quarterly and other reports and documents we file with the Securities and Exchange Commission (the “SEC”) since July 31, 2021, including after the date of this prospectus and that are incorporated by reference herein or in the applicable prospectus supplement. Each of these risk factors as well as the risk factor below could have a material adverse effect on our business, results of operations, financial position or cash flows, which may result in the loss of all or part of your investment.

The termination of the Merger Agreement could negatively impact our stock price and our future business and financial results.

As a result of the termination of the Merger Agreement, our ongoing business may be materially and adversely affected and, without realizing any of the benefits of having completed the Merger, we could be subject to a number of risks, including the following:

●	we may experience negative reactions from the financial markets, including negative impacts on trading prices of our Class B common stock and from its customers, vendors, regulators and employees;

●	we may be required to pay certain expenses incurred in connection with the Merger even though the Merger was not completed; and

●	matters relating to the Merger (including integration planning) required substantial commitments of time and resources by our management and the expenditure of significant funds in the form of fees and expenses, which could otherwise have been devoted to day-to-day operations and other opportunities that may have been beneficial to us as an independent company.

In addition, we could be subject to litigation initiated by Pharma or other parties related to the failure to complete the Merger or related to any proceeding to specifically enforce our obligations under the Merger Agreement. If any of these risks materialize, they may materially and adversely affect our business, financial condition, financial results and stock prices.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on our management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in the Sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q, as well as any amendments thereto, filed with the SEC.

All statements, other than statements of historical fact, included or incorporated herein regarding our strategy, future operations, financial position, future revenues, projected costs, plans, prospects and objectives are forward-looking statements. Words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” “think,” “may,” “could,” “will,” “would,” “should,” “continue,” “potential,” “likely,” “opportunity” and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements. Additionally, statements concerning future matters such as our expectations of business and market conditions, development and commercialization of new products, enhancements of existing products or technologies, and other statements regarding matters that are not historical are forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks, uncertainties and assumptions that could cause actual results to differ materially from those anticipated or implied in our forward-looking statements due to a number of factors including, but not limited to, those set forth above under the section entitled “Risk Factors” in this prospectus and any accompanying prospectus supplement. Given these risks, uncertainties and other factors, many of which are beyond our control, you should not place undue reliance on these forward-looking statements.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to revise any forward-looking statements to reflect events or developments occurring after the date of this prospectus, even if new information becomes available in the future.

USE OF PROCEEDS

We are registering these shares pursuant to registration rights granted to the selling stockholders. We are not selling any securities under this prospectus and we will not receive any of the proceeds from the sale or other disposition by the selling stockholders of the shares of Class B common stock covered hereby.

We have agreed to pay all costs, expenses and fees relating to registering the shares of our Class B common stock referenced in this prospectus. The selling stockholders will pay any brokerage commissions and/or similar charges incurred in connection with the sale or other disposition by him of the shares covered hereby.

See “Selling stockholders” and “Plan of Distribution” described below.

DESCRIPTION OF OUR CAPITAL STOCK

Our authorized capital stock consists of (i) 35 million shares of Class A common stock, (ii) 200 million shares of Class B common stock, and (iii) 10 million shares of Preferred Stock.

Class A Common Stock

Holders of shares of our Class A common stock are entitled to three votes for each share on all matters to be voted on by the stockholders. Holders of our Class A common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefor. Each share of our Class A common stock may be converted, at any time and at the option of the holder, and automatically converts upon transfers to unaffiliated parties, into one fully paid and non-assessable share of our Class B common stock.

As of February 11, 2022, there were 787,163 of our shares of Class A common stock outstanding.

Class B Common Stock

Holders of shares of our Class B common stock are entitled to one tenth of one vote for each share on all matters to be voted on by the stockholders. Holders of our Class B common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefor.

As of February 11, 2022, there were 20,924,910 shares of Class B common stock outstanding.

Preferred Stock

The Board of Directors has the authority to fix the price, rights, preferences, privileges and restrictions, including voting rights, of those shares without any further vote or action by the stockholders.

As of February 11, 2022, there were no shares of our preferred stock outstanding.

Anti-Takeover Effects of Our Charter and By-Laws

Some provisions of Delaware law and our Certificate of Incorporation and By-Laws could make the following more difficult:

●	acquisition of us by means of a tender offer;

●	acquisition of us by means of a proxy contest or otherwise; or

●	removal of our incumbent officers and directors.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions also are designed to encourage persons seeking to acquire control of us to first negotiate with our Board of Directors. We believe that the benefits of increased protection give us the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us and outweigh the disadvantages of discouraging those proposals because negotiation of them could result in an improvement of their terms.

Certificate of Incorporation; By-Laws

Our Certificate of Incorporation and By-Laws contain provisions that could make more difficult the acquisition of us by means of a tender offer, a proxy contest or otherwise. These provisions are summarized below.

Undesignated Preferred Stock. The authorization of our undesignated preferred stock makes it possible for our Board of Directors to issue our preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes of control of our management.

Size of Board and Vacancies. Our Certificate of Incorporation provides that the number of directors on our Board of Directors will be between two and seventeen. Newly created directorships resulting from any increase in our authorized number of directors or any vacancies in our Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause will be filled solely by the vote of our remaining directors in office.

Disparate Voting Rights. Holders of shares of our Class A common stock are entitled to three votes for each share and holders of shares of Class B common stock are entitled to one tenth of one vote for each share on all matters to be voted on by the stockholders.

NYSE Listing

Our Class B common stock is listed on the NYSE and trades under the symbol “RFL.”

Transfer Agent and Registrar

The transfer agent and registrar for our capital stock is American Stock Transfer & Trust, LLC.

SELLING STOCKHOLDERS

Pursuant to the Institutional Purchase Agreement and Registration Rights Agreement, we agreed to file the registration statement of which this prospectus forms a part to cover the resale of 2,833,425 shares of our Class B common stock issued to the selling stockholders in accordance with the Purchase Agreement and Registration Rights Agreement, and to keep such registration statement effective until all the shares issued pursuant to the Institutional Purchase Agreement have been sold pursuant to such registration statement or may sold without restriction under Rule 144(b)(i) of the Securities Act.

Registration of Shares under the Purchase Agreement

We are registering the shares in accordance with the terms of the Institutional Purchase Agreement and Registration Rights Agreement to permit the selling stockholders, to sell, resell or otherwise dispose of the shares in a manner contemplated under “Plan of Distribution” in this prospectus. Throughout this prospectus, when we refer to the selling stockholders in this prospectus we are referring to the holder of registration rights under the Institutional Purchase Agreement and Registration Rights Agreement.

The selling stockholders may sell some, all or none of the shares he owns that are covered by the registration statement. We do not know how long the selling stockholders will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale or other disposition of any of the shares. The shares covered hereby may be offered from time to time by the selling stockholders.

The following table sets forth the name of the selling stockholders, the number and percentage of our Class B common stock beneficially owned by the selling stockholders as of February 11, 2022, the number of shares that may be offered under this prospectus, and the number and percentage of our Class B common stock beneficially owned by the selling stockholders assuming all of the shares covered hereby are sold. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our Class B common stock.

All information contained in the table below is based upon information provided to us by the selling stockholders. The percentage of our shares owned after the offering is based on 20,924,910 shares of Class B common stock outstanding as of February 11, 2022. Unless otherwise indicated in the footnotes to this table, we believe that the selling stockholders named in this table has sole voting power with respect to the shares of Class B common stock indicated as beneficially owned.

	Number of Shares Beneficially Owned Prior to this Offering			Number of Shares Being Sold	Number of Shares Beneficially Owned After this Offering
Selling stockholders	Number		Percent	Offered	Number	Percent
Park West Investors Master Fund, Limited c/o Park West Asset Management LLC 900 Larkspur Landing Circle, Suite 165 Larkspur, CA 94939	1,170,393		5.6	1,170,393	0	*
Park West Partners International, Limited c/o Park West Asset Management LLC 900 Larkspur Landing Circle, Suite 165 Larkspur, CA 94939	115,321		*	115,321	0	*
Deep Track Biotechnology Master Fund, Ltd. 200 Greenwich Ave, 3rd Floor Greenwich, CT 06830	285,714		1.4	285,714	0	*
Newtyn Partners LP 60 East 42nd Street, Suite 960 New York, NY 10165	343,823	(1)	1.6	339,428	4,395	*
Newtyn TE Partners LP 60 East 42nd Street, Suite 960 New York, NY 10165	234,693	(2)	1.1	232,000	2,693	*
Biomedical Value Fund LP 165 Mason Street, 3rd Floor Greenwich, CT 06830	174,000		*	174,000	0	*
Biomedical Offshore Value Fund Ltd 165 Mason Street, 3rd Floor Greenwich, CT 06830	111,714		*	111,714	0	*
Cadian Master Fund LP 535 Madison Avenue, 36th Floor New York, NY 10022	285,714		1.4	285,714	0	*
Empery Asset Master Ltd c/o Empery Asset Management, LP 1 Rockefeller Plaza, Suite 1205 New York, NY 10020	51,978	(3)	*	51,978	0	*
Empery Tax Efficient LP c/o Empery Asset Management, LP 1 Rockefeller Plaza, Suite 1205 New York, NY 10020	13,665	(4)	*	13,665	0	*
Empery Tax Efficient III LP c/o Empery Asset Management, LP 1 Rockefeller Plaza, Suite 1205 New York, NY 10020	14,357	(5)	*	14,357	0	*
Blue Sparrow Onshore Fund LP 6114 La Salle Avenue #303 Oakland, CA 94611	28,571		*	28,571	0	*
Prelude Opportunity Fund, LP 437 Madison Avenue, 33rd Floor New York, NY 10022	6,093		*	6,093	0	*
Diametric True Alpha Enhanced Market Neutral Master Fund LP 1 Nexus Way, Camana Bay Grand Cayman Cayman Islands KY1-9005	2,917		*	2,917	0	*
Diametric True Alpha Market Neutral Master Fund LP 1 Nexus Way, Camana Bay Grand Cayman Cayman Islands KY1-9005	990		*	990	0	*
JZG Investments LLC 20 Cricket Club Drive Roslyn, NY 11576	12,273	(6)	*	570	11,703	*

*	Less than one percent.

(1)	Consists of 339,428 shares of the Company’s Class B Common Stock and warrants to purchase up to 4,395 shares of Class B Common Stock at a price per share of $22.91.

(2)	Consists of 232,000 shares of the Company’s Class B Common Stock and warrants to purchase up to 2,693 shares of Class B Common Stock at a price per share of $22.91.

(3)	Empery Asset Management LP, the authorized agent of Empery Asset Master Ltd ("EAM"), has discretionary authority to vote and dispose of the shares held by EAM and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by EAM. EAM, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares.

(4)	Empery Asset Management LP, the authorized agent of Empery Tax Efficient, LP ("ETE"), has discretionary authority to vote and dispose of the shares held by ETE and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by ETE. ETE, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares.

(5)	Empery Asset Management LP, the authorized agent of Empery Tax Efficient III, LP ("ETE III"), has discretionary authority to vote and dispose of the shares held by ETE III and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by ETE III. ETE III, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares.

(6)	Consists of 6,207 shares of the Company’s Class B common stock, options to purchase 5,800 shares of Class B common stock, which is currently exercisable or exercisable within 60 days and warrants to purchase 266 shares, held by JZG Investments LLC.

PLAN OF DISTRIBUTION

The selling stockholders and any of their pledgees, donees, transferees, assignees or other successors-in-interest may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The selling stockholders may use one or more of the following methods when disposing of the shares or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	through brokers, dealers or underwriters that may act solely as agents;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	through the writing or settlement of options or other hedging transactions entered into after the effective date of the registration statement of which this prospectus is a part, whether through an options exchange or otherwise;

●	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of disposition; and

●	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 or Rule 904 under the Securities Act of 1933, as amended, or Securities Act, if available, or Section 4(a)(1) under the Securities Act, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under a supplement or amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

Upon being notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon being notified in writing by a selling stockholder that a donee or pledgee intends to sell more than 500 shares of common stock, we will file a supplement to this prospectus if then required in accordance with applicable securities law.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of the shares of common stock or interests in shares of common stock, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any profits realized by such selling stockholders or compensation received by such broker-dealers or agents may be deemed to be underwriting commissions or discounts under the Securities Act. The maximum commission or discount to be received by any member of the Financial Industry Regulatory Authority (FINRA) or independent broker-dealer will not be greater than 8% of the initial gross proceeds from the sale of any security being sold.

We have advised the selling stockholders that they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended, during such time as they may be engaged in a distribution of the shares. The foregoing may affect the marketability of the common stock.

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

We are required to pay all fees and expenses incident to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act or otherwise.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (a) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement and (b) such time as none of the shares covered by this prospectus constitute “registrable securities”, as such term is defined in the registration rights agreement by and among us and the selling stockholders.

LEGAL MATTERS

Schwell Wimpfheimer & Associates, LLP, New York, New York, will pass for us upon the validity of the securities being offered by this prospectus and applicable prospectus supplement, and counsel named in the applicable prospectus supplement will pass upon legal matters for any underwriters, dealers or agents. Certain partners of the Firm are the beneficial owner of an aggregate of 11,249 shares of Class B Common Stock, consisting of (a) 2,000 unvested restricted shares Class B Common Stock, and (b) 9,249 shares of Class B Common Stock.

EXPERTS

The consolidated financial statements of Rafael Holdings, Inc. appearing in Rafael Holdings, Inc.’s Annual Report on Form 10-K for the year ended July 31, 2021, have been audited by CohnReznick LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities we are offering under this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, where our SEC filings are also available. The address of the SEC’s web site is http://www.sec.gov. We maintain a website at http://www.rafaelholdings.com. Information contained in or accessible through our website does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this registration statement and prospectus the following documents, and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement but prior to effectiveness of the registration statement and after the date of this prospectus but prior to the termination of the offering of the securities covered by this prospectus (other than current reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K):

The following documents filed with the Securities and Exchange Commission (the “Commission”) by the Registrant, pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference in this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the year ended July 31, 2021 filed with the Commission on October 18, 2021;

(b)	The Registrant’s Quarterly Reports on Form 10-Q for the quarter ended October 31, 2021 filed with the Commission on December 15, 2021;

(c)	The Registrant’s Current Reports on Form 8-K filed with the Commission on August 10, 2021, August 24, 2021, September 14, 2021, September 24, 2021, October 5, 2021, October 18, 2021, October 28, 2021, November 22, 2021, December 15, 2021, January 21, 2022 and February 2, 2022;

(d)	The Registrant’s definitive proxy statement on Schedule 14A filed with the SEC on November 23, 2021; and

(e)	Description of our Class B common stock set forth under Item 11 in Post-Effective Amendment No. 3 to the Registrant’s Registration Statement on Form 10, filed with the SEC on March 26, 2018, and contained in Exhibit 4.2 to our Annual Report on 10-K filed with SEC on October 18, 2021, including any amendment or report filed for the purpose of updating such information.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

We will provide each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into this prospectus but not delivered with this prospectus upon written or oral request at no cost to the requester. Requests should be directed to: Rafael Holdings, Inc., 520 Broad Street, Newark, New Jersey 07102, Attn: Investor Relations, or you may call us at (212) 658-1450.

RAFAEL HOLDINGS, INC.

2,833,425

Shares of Class B Common Stock

PROSPECTUS

February 15, 2022

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

14.	Other Expenses of Issuance and Distribution

The following statement sets forth the estimated expenses in connection with the offering described in the registration statement (all of which will be borne by Rafael Holdings, Inc.).

Securities and Exchange Commission Fee	$1,006
Accountants’ Fees and Expenses	$7,500
Legal Fees and Expenses	$4,000
Printing Fees	$484
Miscellaneous	$-
TOTAL	$12,990

15.	Indemnification of Officers and Directors

Delaware law authorizes corporations to eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach or alleged breach of the directors' "duty of care". While the relevant statute does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The statute has no effect on directors' duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, illegal payment of dividends and approval of any transaction from which a director derives an improper personal benefit.

The Company has adopted provisions in its Amended and Restated Certificate of Incorporation, as amended, which eliminate the personal liability of its directors to the Company and its stockholders for monetary damages for breach or alleged breach of their duty of care. The bylaws of the Company provide for indemnification of its directors, officers, employees and agents to the fullest extent permitted by the General Corporation Law of the State of Delaware, the Company's state of incorporation, including those circumstances in which indemnification would otherwise be discretionary under Delaware Law. Section 145 of the General Corporation Law of the State of Delaware permits a corporation to indemnify any director or officer of the corporation against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with any action, suit, or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reason to believe his or her conduct was unlawful. In a derivative action, or an action brought by or on behalf of the corporation, indemnification may be provided only for expenses actually and reasonably incurred by any director or officer in connection with the defense or settlement of such an action or suit if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be provided if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine that the defendant is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

The Company may enter into indemnification agreements with certain of its executive officers and directors, indemnifying them against certain potential liabilities that may arise as a result of their service to the Company, and providing certain other protections. The Company also maintains insurance policies which insure the officers and directors against certain liabilities.

16.	Exhibits

EXHIBIT LIST

EXHIBIT
NUMBER	DESCRIPTION

3.1	Amended and Restated Certificate of Incorporation of Rafael Holdings, Inc.(1)

3.2	Amended and Restated By-laws of Rafael Holdings, Inc.(2)

* 5.1	Opinion of Schwell Wimpfheimer & Associates LLP.

10.1	Securities Purchase Agreement, dated August 19, 2021, by and among Rafael Holdings, Inc. and the Investors named therein. (3)

10.2	Registration Rights Agreement, dated August 19, 2021, by and among Rafael Holdings, Inc. and the Investors named therein(3)

* 23.1	Consent for Schwell, Wimpfheimer & Associates is included in its opinion in Exhibit 5.1.

* 23.2	Consent of CohnReznick LLP

24.1	Power of Attorney (included on signature page of this registration statement).

* 107	Filing Fee Table

*	Filed herewith
(1)	Incorporated by reference to Form 10-12G/A, filed March 26, 2018.

(2)	Incorporated by reference to Form 8-K, filed September 26, 2019.

(3)	Incorporate by reference to Form 8-K, filed August 24, 2021.

17.	Undertakings

The undersigned registrant hereby undertakes: .

1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”), pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

i. Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

ii. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

iii. If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5)	That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Newark, State of New Jersey, on February 15, 2022.

RAFAEL HOLDINGS, INC.

By:	/s/ William Conkling
William Conkling
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joyce Mason as his true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and any related registration statements filed pursuant to Rule 462 and otherwise), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or any substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated and as of February 15, 2022.

Signature	Titles

/s/ Howard S. Jonas	Chairman of the Board of Directors
Howard S. Jonas

/s/ William Conkling	Chief Executive Officer
William Conkling	(Principal Executive Officer)

/s/ Patrick Fabbio	Chief Financial Officer
Patrick Fabbio	(Principal Financial Officer and Principal Accounting Officer)

/s/ Stephen Greenberg	Director
Stephen Greenberg

/s/ Rachel Jonas	Director
Rachel Jonas

/s/ Shannon Klinger	Director
Shannon Klinger

/s/ Ameet Mallik	Director
Ameet Mallik

/s/ Mark McCamish	Director
Mark McCamish

/s/ Dr. Boris C. Pasche	Director
Dr. Boris C. Pasche

/s/ Dr. Michael J. Weiss	Director
Dr. Michael J. Weiss

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION

3.1	Amended and Restated Certificate of Incorporation of Rafael Holdings, Inc.(1)

3.2	Amended and Restated By-laws of Rafael Holdings, Inc.(2)

* 5.1	Opinion of Schwell Wimpfheimer & Associates LLP.

10.1	Securities Purchase Agreement, dated August 19, 2021, by and among Rafael Holdings, Inc. and the Investors named therein. (3)

10.2	Registration Rights Agreement, dated August 19, 2021, by and among Rafael Holdings, Inc. and the Investors named therein(3)

* 23.1	Consent for Schwell, Wimpfheimer & Associates is included in its opinion in Exhibit 5.1.

* 23.2	Consent of CohnReznick LLP

24.1	Power of Attorney (included on signature page of this registration statement).

* 107	Filing Fee Table

*	Filed herewith
(1)	Incorporated by reference to Form 10-12G/A, filed March 26, 2018.

(2)	Incorporated by reference to Form 8-K, filed September 26, 2019.

(3)	Incorporate by reference to Form 8-K, filed August 24, 2021.